CLOSING Paul F. McLaughlin Chairman & Chief Executive Officer

RUDOLPH NOW… Positioned to Outgrow the Industry in 2015 Providing Solid Shareholder Returns Strong Customer Relationships Rich IP Portfolio Profitable…Strong Gross & Operating Margins Cash Generator 2